UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2011
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of Incorporation)	001-35077 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)

727 North Bank Lane Lake Forest, Illinois (Address of principal executive offices)	60045 (Zip Code)
Registrant’s telephone number, including area code (847) 615-4096

Not Applicable
(Former name or former address, if changed since last year)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
          On July 28, 2011, Wintrust Financial Corporation (the “Company”) filed with the Secretary of State of the State of Illinois two modifications (the “Modifications”) to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”). The Modifications were filed solely to formally reflect the fact that no shares of the Company’s Junior Serial Preferred Stock A (the “1998 Series A Preferred Stock”), which was created in 1998, and the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), which was created in 2010, remain issued or outstanding.
          As a result of the Modifications, the shares formerly designated as the 1998 Series A Preferred Stock and the Series B Preferred Stock were returned to the status of authorized and unissued shares of the Company’s preferred stock.
          The only issued and outstanding series of preferred stock of the Company is the Company’s 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, 50,000 shares of which were issued and sold in August 2008.
          Copies of the Modifications are attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.
          The information under Item 3.03 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit

3.1	Statement of Resolution of the Board of Directors of Wintrust Financial Corporation Regarding the 1998 Series A Preferred Stock.

3.2	Statement of Resolution of the Board of Directors of Wintrust Financial Corporation Regarding the Series B Preferred Stock.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ David A. Dykstra
David A. Dykstra
Senior Executive Vice President and Chief Operating Officer

Date: July 29, 2011

INDEX TO EXHIBITS
Exhibit

3.1	Statement of Resolution of the Board of Directors of Wintrust Financial Corporation Regarding the 1998 Series A Preferred Stock.

3.2	Statement of Resolution of the Board of Directors of Wintrust Financial Corporation Regarding the Series B Preferred Stock.

4